Exhibit 3.10a

CERTIFICATE OF FORMATION

OF

WISE RECYCLING WEST, LLC

This Certificate of Formation of Wise Recycling West, LLC (the “LLC”), dated as of December 26, 2001, is being duly executed and filed by Siobhan Cameron, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.)

FIRST. The name of the limited liability company formed hereby is Wise Recycling West, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ SIOBHAN CAMERON
Siobhan Cameron
Authorized Person